UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2007

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2007, Thornburg Mortgage, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its Articles of Incorporation. The Articles Supplementary reclassified and designated 23,000,000 authorized but unissued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”). The reclassification increased the number of shares of the Series F Preferred Stock from no shares immediately prior to the reclassification to 23,000,000 shares immediately after the reclassification, and it decreased the number of shares classified as Common Stock from 481,585,500 shares immediately prior to the reclassification to 458,585,500 shares immediately after the reclassification. The 23,000,000 shares of Series F Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
3.1.10	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated September 4, 2007 (incorporated herein by reference to Exhibit 3.1.10 filed on September 5, 2007 with the Company’s registration statement on Form 8-A).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
(Registrant)

Date September 5, 2007	By	/s/ Stephen E. Newton
	Name:	Stephen E. Newton
	Title:	Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
3.1.10	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated September 4, 2007 (incorporated herein by reference to Exhibit 3.1.10 filed on September 5, 2007 with the Company’s registration statement on Form 8-A).

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